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                  23(j) Consent of PricewaterhouseCoopers LLP

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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 23, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 AEGON/Transamerica Series Trust Annual Report, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP /s/
Tampa, Florida

April 28, 2006